Exhibit 99.1

Media Contacts:	Doug Kline/Amber Albrecht	Geoffrey Bailey
	Sempra Energy	Oncor (Communications)
	(877) 340-8875	(877) 426-1616
	www.sempra.com	www.oncor.com

Financial Contacts:	Patrick Billings	Sarah Soong
	Sempra Energy	Oncor (Investor Relations)
	(877) 736-7727	(214) 486-4776
	investor@sempra.com	www.oncor.com

SEMPRA ENERGY COMPLETES ACQUISITION OF MAJORITY STAKE IN ONCOR

Transaction Creates Utility Holding Company with Largest U.S. Customer Base

SAN DIEGO and DALLAS, March 9, 2018 – Sempra Energy (NYSE: SRE) today completed its $9.45 billion acquisition of Energy Future Holdings Corp. (EFH), including EFH’s approximate 80-percent indirect ownership interest in Oncor Electric Delivery Company LLC (Oncor). The close of the transaction creates a utility holding company with the largest U.S. customer base.

“The completion of this acquisition – the biggest in our 20-year history – represents an important milestone in the execution of our growth strategy moving forward,” said Debra L. Reed, chairman, president and CEO of Sempra Energy. “We expect the addition of Oncor to diversify our base of U.S. utility earnings and create a broader platform for our expansion in the future. Oncor is an exceptional utility and we plan to provide the support it needs to continue to safely and reliably meet the needs of its millions of customers and the expanding economy in Texas.”

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Oncor will remain headquartered in Dallas. Allen Nye, who has been serving as Oncor’s senior vice president and general counsel, now becomes Oncor’s CEO, succeeding Bob Shapard, who becomes Oncor’s chairman.

“We are thrilled to have a financially strong and dynamic majority owner in Sempra Energy,” said Nye. “Sempra Energy will be a great partner in our mission to provide the safest, most reliable and affordable electric service to our customers.”

The Public Utility Commission of Texas approved Sempra Energy’s and Oncor’s joint Change-in-Control application yesterday. The U.S. Bankruptcy Court for the District of Delaware provided its final approval last month. Sempra Energy entered into the agreement to acquire EFH Aug. 21, 2017.

Headquartered in Dallas, Oncor is a regulated electric transmission and distribution service provider, made up of approximately 134,000 miles of lines and more than 3.5 million advanced meters, making it the largest utility in Texas. Using cutting-edge technology, more than 3,900 employees work to safely maintain reliable electric delivery service to over 11 million Texans.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2017 revenues of more than $11 billion. Including Oncor, the Sempra Energy companies’ approximately 20,000 employees serve 43 million consumers worldwide.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission (CPUC), U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; approvals of proposed settlements or modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to amounts associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability; the greater degree and prevalence of wildfires in California in recent years and risk that we may be found liable for damages regardless of fault, such as in cases where the doctrine of inverse condemnation applies, and risk that we may not be able to recover any such costs in rates from customers in California; the risk that rulings by the CPUC such as denying recovery for wildfire damages may raise our cost of capital and materially impair our ability to finance our operations; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investments in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third

Sempra Energy Completes Acquisition of Majority Stake in Oncor / Page 3

parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of insurance, to the extent that such insurance is available or not prohibitively expensive; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; the impact of recent federal tax reform and uncertainty as to how it may be applied, and our ability to mitigate any adverse impacts; actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative outlook; changes in foreign and domestic trade policies and laws, including border tariffs, and revisions to international trade agreements, such as the North American Free Trade Agreement, that make us less competitive or impair our ability to resolve trade disputes; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; risks associated with the acquisition of our interest in Oncor Electric Delivery Company LLC (Oncor), including, but not limited to, any adverse impact of the acquisition on the credit ratings of Sempra Energy or Oncor, plans regarding future capital investments by Sempra Energy or Oncor, future return on equity or capital structure of Sempra Energy or Oncor, the risk that the anticipated benefits from the acquisition may not be fully realized or may take longer to realize than expected, the risk that we may be unable to obtain additional permanent equity financing for the acquisition on favorable terms, the risk that indebtedness Sempra Energy has incurred in connection with the acquisition may make it more difficult for Sempra Energy to repay or refinance our debt or take other actions that may decrease business flexibility and increase borrowing costs, and the risk that Oncor will eliminate or reduce its quarterly dividends due to its requirement to meet and maintain its regulatory capital structure, or because any of the three major credit rating agencies rates Oncor’s senior secured debt securities below BBB (or the equivalent) or Oncor’s independent directors or a minority member director determine it is in the best interest of Oncor to retain such amounts to meet future capital expenditures; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra South American Utilities, Sempra Infrastructure, Sempra LNG & Midstream, Sempra Renewables, Sempra Mexico and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same as the California Utilities, San Diego Gas & Electric Company (SDG&E) or Southern California Gas Company (SoCalGas), and are not regulated by the California Public Utilities Commission.